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Exhibit 10.33

MODIFICATION TO EMPLOYMENT AGREEMENT

    This Modification to Employment Agreement ("Modification") is dated as of the 31st day of May 2000 and is made by and between STAAR Surgical Company, a Delaware corporation, (the "Company") and John Santos (the "Employee") based on the following:

RECITALS

    A. On April 28, 1999 the Employee agreed to render services to the Company as its Vice President Controller through April 27, 2002 on the terms and subject to the conditions set forth in that certain "Employment Agreement" signed by the Employee and by the Company.

    B. Pursuant to paragraph 12(c)(i) of the Employment Agreement, the Company and the Employee wish to modify its terms and conditions.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Modification, the Company and the Employee agree as follows:

AGREEMENT

    1.  Change of Title.  Wherever in the Employment Agreement the Employee is referred to as "Vice President Controller", that term shall be replaced by the term "Chief Financial Officer."

    2.  Change to Paragraph 2.  Paragraph 2 of the Employment Agreement shall be modified to state, "Employee shall report to Company's Chief Executive Officer or his designee. Employee shall devote his entire productive time, ability, and attention to Company's business during the term of this Agreement. In his capacity as Chief Financial Officer, Employee shall do and perform all services, acts, or things as are commonly performed by an employee of his rank in a publicly traded corporation or which may, from time to time, be prescribed by the Company through its Board of Directors (the "Board") or its Chief Executive Officer. Furthermore, Employee agrees to cooperate with and work to the best of his ability with Company's management team, which includes the Board and the officers and other employees, to continually improve Company's reputation in its industry for quality products and performance."

    3.  Modification to Compensation.  The first sentence of paragraph 5(a) of the Employment Agreement shall be modified to state, "As of June 1, 2000, Company shall pay to Employee a base salary of One Hundred Fifty-five Thousand Dollars ($155,000) per year."

    4.  All Other Terms and Conditions to Remain the Same.  The Company and the Employee agree that all other terms and conditions of the Employment Agreement shall remain the same.

    IN WITNESS WHEREOF, the parties have executed this Modification as of the date first written above.

"Company"
STAAR Surgical Company
By:	/s/ WILLIAM C. HUDDLESTON
"Employee"
/s/ JOHN SANTOS John Santos

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Exhibit 10.33
MODIFICATION TO EMPLOYMENT AGREEMENT
RECITALS
AGREEMENT